313.465.7000

May 27, 2021

Zivo Bioscience, Inc.

2804 Orchard Lake Rd., Suite 202

Keego Harbor, MI 48320

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Zivo Bioscience, Inc., a Nevada corporation (the “Company”), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-251221) and each amendment thereto and the preparation and filing with the Commission pursuant to Rule 462(b) of the Securities Act, of a Registration Statement on Form S-1 (collectively, as amended and supplemented from time to time, the “Registration Statement”) relating to the offer and sale by the Company of (i) up to $13,800,000 in the aggregate sale price of (A) units, each consisting of one share (collectively, the “Initial Primary Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (collectively, “Initial Purchaser Warrants”), to purchase a share of Common Stock (the “Initial Units”), and (B) the Initial Primary Shares and Initial Purchaser Warrants underlying the Initial Units, (ii) up to an additional $2,070,000 in the aggregate sale price of (A) units, each consisting of one share (collectively, the “Overallotment Shares”, and together with the Initial Primary Shares, the “Primary Shares”) of Common Stock and one warrant (collectively, the “Overallotment Warrants”, and together with the Initial Purchaser Warrants, the “Purchaser Warrants”) to purchase a share of Common Stock (the “Overallotment Units”, and together with the Initial Units, the “Units”) for which the underwriters have been granted an over-allotment option, and (B) the Overallotment Shares and the Overallotment Warrants underlying the Overallotment Units, and (iii) (A) shares of Common Stock issuable upon exercise of the Purchaser Warrants issued under the Units (the “Purchaser Warrant Shares”), (B) warrants to purchase shares of Common Stock issuable to the representative of the underwriters in connection with the offering (the “Representative’s Warrants” and, together with the Purchaser Warrants, the “Warrants”), and (C) a number of shares of Common Stock equal to 8.0% of the total number of Primary Shares, issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares” and, together with the Purchaser Warrant Shares, the “Warrant Shares”). The Units are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”). The Purchaser Warrants will be issued under a Warrant Agency Agreement (the “Warrant Agency Agreement”) between the Company and Direct Transfer LLC, as warrant agent (the “Warrant Agent”).

We have assumed that the sale of the Units, the Primary Shares and the Warrants and the exercise price of the Purchaser Warrants and the Representative’s Warrants will be at a price established by the Pricing Committee of the Board of Directors of the Company at a price no less than the minimum price authorized by the Board of Directors as of the date hereof, in accordance with the Nevada Private Corporations law. We have also assumed that (i) the Primary Shares, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefore, will be validly issued, fully paid and non-assessable, and (ii) the Warrant Shares, when they and the Warrants are offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement and the Warrants (including, without limitation, the payment in full of all applicable consideration therefor, including the exercise price, and issuance and delivery to the persons exercising the Warrants of certificates for the underlying Warrant Shares in the form approved by the Company’s Board of Directors), against payment therefore, will be validly issued, fully paid and non-assessable. With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or anti-dilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

Honigman LLP 2290 First National Building 660 Woodward Avenue Detroit, Michigan 48226-3506

313.465.7000

We have also assumed that the Company (a) is a corporation validly existing and in good standing under the laws of the State of Nevada, and (b) has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement, the Warrants and the Units and to effect the reverse stock split of the Company’s shares of Common Stock (the “Reverse Stock Split”) as described in the Registration Statement and the related prospectus and (c) that the Company will have effected the Reverse Stock Split prior to the closing of the offering. We have also assumed that (x) the execution, delivery and performance by the Company of the Underwriting Agreement, Warrants and Units and the Reverse Stock Split (i) have been duly authorized by all necessary corporate action by the Company, the Company has taken all action necessary to authorize and approve the Reverse Stock Split of its Common Stock on the basis of one share for every 80 shares of common stock, no further approval or authorization of any stockholder, the Board of Directors or others is required in order to effect the Reverse Stock Split and (ii) do not violate the Articles of Incorporation, as amended, or the Amended and Restated Bylaws of the Company or any applicable Nevada law, and (y) the Underwriting Agreement, Warrants and Units have been duly executed and delivered by the Company to the extent such execution and delivery is governed by Nevada law.

We note that various matters concerning the Company and Nevada law are addressed in the opinion letter of Fennemore Craig, P.C., separately filed, and we express no opinion with respect to those matters.

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinion expressed herein is limited to the internal laws of the State of New York as it relates to the Units, the Purchaser Warrants and the Representative’s Warrants.

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that:

1.The Units, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor) and the Purchaser Warrants, against payment therefor, will constitute binding obligations of the Company to the extent governed by New York law.

2.The Purchaser Warrants, when offered, sold, issued, duly executed and delivered by the Company and the Warrant Agent in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement, the Warrant Agency Agreement and the Purchaser Warrants, will constitute binding obligations of the Company.

3.The Representative’s Warrants, when offered, sold, issued, duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrant, will constitute a binding obligation of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ Honigman LLP
Honigman LLP

DJK/EJJ/RZK/GSW

Honigman LLP 2290 First National Building 660 Woodward Avenue Detroit, Michigan 48226-3506